FIRST AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         PACIFIC RIM ENTERTAINMENT, INC.

                              PR ACQUISITION CORP.

                                       AND

                           OSAGE COMPUTER GROUP, INC.



Dated:  December 19, 1997

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         This FIRST AMENDMENT to the AGREEMENT AND PLAN OF MERGER is made and entered into as of December 19, 1997, by and among PACIFIC RIM ENTERTAINMENT, INC., a Delaware corporation ("Acquiror"), PR ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Acquiror ("Sub") and OSAGE COMPUTER GROUP, INC., a Arizona Corporation ("Osage").

                                    Recitals:

         WHEREAS, the parties to the Agreement and Plan of Merger dated November 5, 1997 (the "Merger Agreement") wish to amend the Merger Agreement in accordance with the following terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            AGREEMENT OF THE PARTIES

      1. Matters of Corporate Governance.

         Section 5.15 of the Merger Agreement shall be amended to read as follows:

         "For that period for which the Osage Shareholders retain the voting rights identified in Section 3 of the Certificate of Designation, Preference and Rights of Series B $3.00 Convertible Preferred Stock, the Osage Shareholders shall nominate to the Acquiror's Board of Directors the Pacific Rim Designee."

         All other references in Section 5.15 of the Merger Agreement to the contrary shall hereafter be null, void and of no further legal force and effect.

      2. Computation of "Performance Criteria"

         For all purposes identified within the Merger Agreement in which reference is made to "Performance Criteria" or the earnings or net income of Acquiror, any such reference shall be computed for all period after the effective closing date of the Merger Agreement of December 19, 1997 (the "Effective Closing Date") without any reduction for any deficit or losses incurred by Acquiror prior to the Effective Closing Date.

      3. Capitalized Terms

         All capitalized terms referred to in this First Amendment to the Agreement and Plan of Merger shall have the same meaning ascribed thereto as contained within the Merger Agreement.



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      4. Full Force and Effect

         All other provisions in the Merger Agreement shall remain in full force and effect except those identified within this First amendment to the Agreement and Plan of Merger.

         IN WITNESS WHEREOF, Acquiror, the Sub and Osage have caused this First Amendment to the Agreement and Plan of Merger to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


Attest:                                     PACIFIC RIM ENTERTAINMENT, INC.


By:                                         By:
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                                               Name:
                                                    ----------------------------
                                               Title:
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Attest:                                     PR ACQUISITION CORP..


By:                                         By:
   ----------------------------                ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

Attest:                                     OSAGE COMPUTER GROUP, INC.


By:                                         By:
   -----------------------------               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------